Exhibit 21.1

Subsidiaries of Progress Software Corporation

Jurisdiction	Name
North America
California	Corticon Technologies, Inc.
California	Rollbase, Inc.
California	OpenAccess Software Inc.
California	Savvion, Inc.
Canada	Actional Technologies, Ltd.
Canada	NEON Systems Quebec, Inc.
Canada	NEON Systems Canada Inc.
Canada	Object Oriented Concepts, Inc.
Canada	Progress Software Corporation of Canada Ltd.
Canada	Telerik Team Success, Inc.
Delaware	Apama Inc.
Delaware	Actional Corporation
Delaware	FuseSource Corp.
Delaware	NEON Systems, Inc.
Delaware	Nusphere Corporation
Delaware	Object Oriented Concepts, Inc.
Delaware	PeerDirect Corporation
Delaware	Persistence Software Inc.
Delaware	Progress Software International Corporation
Delaware	Progress Software Corporation
Delaware	ProgSoft Inc.
Delaware	Telerik, Inc.
Georgia	BravePoint, Inc.
Massachusetts	DataDirect Technologies Corp.
Massachusetts	Oak Park Realty LLC
Massachusetts	Oak Park Realty Two LLC
Massachusetts	Progress Security Corporation
Pennsylvania	Genesis Development Corporation

Europe
Austria	Progress Software GesmbH
Belgium	DataDirect Technologies NV
Belgium	Progress Software NV
Bulgaria	Telerik AD
Bulgaria	Trident Acquisition EAD
Czech Republic	Progress Software spol. s.r.o.
Denmark	Progress Software A/S
Denmark	Telerik Denmark A/S
Finland	Progress Software Oy.
France	Progress Software S.A.S.
Germany	Progress Software GmbH

Ireland	IONA Technologies Limited
Ireland	Orbix Limited
Ireland	SPK Acquisitions Limited
Italy	Progress Software Italy S.r.l.
Luxembourg	Trident Acquisition A SARL
Luxembourg	Trident Acquisition B SARL
Netherlands	Progress Software B.V.
Netherlands	Progress Software Europe B.V.
Norway	Progress Software A/S
Poland	Progress Software Sp. z.o o.
Spain	IONA Technologies Spain SL
Spain	Progress Software S.L.
Sweden	Progress Software Svenska AB
Switzerland	IONA Technologies (Schweiz) AG
Switzerland	Progress Software AG
United Kingdom	Apama (UK) Limited
United Kingdom	Telerik UK Ltd.
United Kingdom	Trident Acquisition Limited
United Kingdom	Progress Software Limited

Latin America
Argentina	Progress Software de Argentina S.A.
Brazil	Progress Software do Brasil Ltda.
Chile	Progress Software de Chile S.A.
Colombia	Progress Software de Colombia S.A.
Mexico	Progress Software, S.A. de C.V.
Venezuela	Progress Software de Venezuela C.A.

Asia Pacific
Australia	IONA Technologies Asia Pacific Pty. Ltd.
Australia	Progress Software Pty. Ltd.
Australia	Telerik APAC Pty. Limited
China	Progress (Shanghai) Software System Company Limited
Hong Kong	IONA Technologies China Limited
Hong Kong	Progress Software Corporation Limited
India	Progress Software Development Private Limited
India	Progress Solutions India Private Limited
India	Telerik India Private Limited
Malaysia	Progress Software (M) Sdn Bhd
Singapore	Progress Software Corporation (S) Pte. Ltd.
South Africa	Progress Software (Pty) Ltd.

Other
Cayman Islands	IONA Technologies Finance